UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (earliest event reported):  February 12, 2009

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10346	77-0226211
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

(Address of principal executive offices) (Zip code)

(909) 987-9220

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On February 12, 2009, EMRISE Corporation (the “Company”) and its subsidiaries, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc. and Custom Components, Inc. (collectively, the “Borrowers”) entered into Amendment Number 2 to Loan Documents (the “Second Amendment to Loan Documents”) with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group (“PEM Group”). The Amendment Number 2 to Loan Documents amends certain terms of the Credit Agreement dated November 30, 2007 by and among the Company, Borrowers and Lender, as amended by that certain Amendment Number 1 to Loan Documents dated August 20, 2008 (the “Credit Facility”).

Second Amendment to Loan Documents

Pursuant to the terms of the Second Amendment to Loan Documents, the maturity date of the $3,000,000 Term Loan C and the date by which the Borrowers must raise at least $5,000,000 from either (i) the sale of equity or assets of a significant subsidiary or division of Borrowers, or (ii) the sale of Borrowers’ equity, have each been extended from February 15, 2009 to March 20, 2009.  In addition, the Second Amendment to Loan Documents amends the Credit Facility to make clear that proceeds from the sale of equity or assets may be used by Borrowers to repay the Term Loan C.

Pursuant to the terms of the Second Amendment to Loan Documents, Borrowers paid to PEM Group an advisory fee of $100,000 in cash to compensate PEM Group for its ongoing advice relating to Borrowers’ overall financing and capitalization structure.

A copy of the Second Amendment to Loan Document is filed as Exhibit 10.1 to this report.  The description of the Second Amendment to Loan Documents is qualified in its entirety by the terms of the Second Amendment to Loan Documents.

Second Amended and Restated Warrant

As described in Item 3.02 of this Report, in connection with entering into the Second Amendment to Loan Documents, the Company amended the exercise price of a warrant previously issued to Lender.

Item 2.03.                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 of this report, the Credit Facility provided to the Company by the Lender was amended pursuant to the Second Amendment to Loan Documents on February 12, 2009.  The disclosures regarding the Second Amendment to Loan Documents are incorporated by reference into this Item 2.03.

Item 3.02.                                          Unregistered Sales of Equity Securities.

In connection with entering into the Second Amendment to Loan Documents, and in consideration of the services performed by the PEM Group, the Company amended the exercise price of a warrant previously issued to Private Equity Management Group, LLC an affiliate of

PEM Group, on November 30, 2007.  A description of the warrant, prior to this most recent amendment, is included in the Company’s Current Report on Form 8-K filed on August 26, 2008 and is incorporated herein by reference.  Pursuant to the Second Amendment to Loan Documents, the original warrant was divided into two warrants (each, a “Second Amended and Restated Warrant” and collectively, the “Second Amended and Restated Warrants”).  Each Second Amended and Restated Warrant covers 387,879 shares of the Company’s common stock (which amount reflects the Company’s 1-for-3.75 reverse split of its common stock effective November 18, 2008).  One of the Second Amended and Restated Warrants provides for an exercise price of $1.99 per share (which amount reflects the Company’s 1-for-3.75 reverse split of its common stock effective November 18, 2008).  The other Second Amended and Restated Warrant provides for an exercise price of $1.80 per share (which amount reflects the Company’s 1-for-3.75 reverse split of its common stock effective November 18, 2008 and a reduction from a post-split exercise price of $3.06 per share).

Copies of each Amended and Restated Warrant are filed as Exhibits 10.2 and 10.3 to this report.  The description of the Amended and Restated Warrants in this report is qualified in its entirety by the terms of the Amended and Restated Warrants.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit No.	Description

10.1

Amendment Number 2 to Loan Documents dated February 12, 2009 by and among EMRISE Corporation, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc., Custom Components, Inc. and GVEC Resource IV Inc.

	10.2	Second Amended and Restated Warrant dated February 12, 2009 issued to Private Equity Management Group, LLC

	10.3	Second Amended and Restated Warrant dated February 12, 2009 issued to Private Equity Management Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION

Dated: February 12, 2009	By:	/s/ D. JOHN DONOVAN
D. John Donovan, Vice President Finance and Administration (principal financial officer)

INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Exhibit No.	Description

10.1

Amendment Number 2 to Loan Documents dated February 12, 2009 by and among EMRISE Corporation, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc., Custom Components, Inc. and GVEC Resource IV Inc.

10.2	Second Amended and Restated Warrant dated February 12, 2009 issued to Private Equity Management Group, LLC

10.3	Second Amended and Restated Warrant dated February 12, 2009 issued to Private Equity Management Group, LLC